UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2016

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of By-Laws

On April 7, 2016, the Board of Directors of Hardinge Inc. (the “Company”) approved an amendment to Article III, Section 3 of the Amended and Restated By-Laws of Hardinge Inc., whereby the number of directors constituting the entire Board of Directors was decreased from eight directors to seven directors (the “By-Laws Amendment”).  The foregoing description of the By-Laws Amendment is qualified in its entirety by reference to the full text of the By-Laws Amendment, attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.08. Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01. Other Events.

On April 7, 2016, the Board of Directors of the Company approved Tuesday, June 28, 2016 as the date of the 2016 Annual Meeting of Shareholders of Hardinge Inc. (the “2016 Annual Meeting”).  Given that the date of the 2016 Annual Meeting has changed by more than 30 days from the anniversary of the Company’s 2015 Annual Meeting of Shareholders, the Company is informing shareholders of this change in accordance with the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC Regulations”).

On April 7, 2016, the Board of Directors of the Company determined that shareholders of record at the close of business on Thursday, May 12, 2016 will be entitled to vote at the 2016 Annual Meeting.  The time and location of the 2016 Annual Meeting will be set forth in the Company’s proxy statement for the 2016 Annual Meeting.  Shareholder proposals to be presented at the 2016 Annual Meeting and in the Company’s proxy statement and form of proxy relating to that meeting must be received by the Company at its principal executive offices located at One Hardinge Drive, Elmira, New York 14902-1507, addressed to the Corporate Secretary of the Company. Such proposals must be received by the Company not later than 5:00p.m., Eastern Time on Monday, April 25, 2016.  All proposals must comply with the Securities Exchange Act of 1934, as amended, SEC Regulations and applicable New York law.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Amendment to Amended and Restated By-Laws of Hardinge Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: April 11, 2016	By:	/S/ Douglas J. Malone
Douglas J. Malone
Vice President and Chief Financial Officer